Exhibit 21.1

Gannett SpinCo., Inc. Subsidiary List

Entity	State of Incorporation/Formation

Action Advertising, Inc.	Wisconsin

Alexandria Newspapers, Inc.	Louisiana

Baxter County Newspapers Inc.	Arkansas

Citizen Publishing Company	Arizona

Democrat & Chronicle LLC	Delaware

Des Moines Press Citizen, LLC	Delaware

Des Moines Register & Tribune Co.	Iowa

Desert Sun Publishing, LLC	Delaware

Detroit Free Press, Inc.	Michigan

Detroit Newspaper Partnership, L.P.	Delaware

DiGiCol, Inc.	Delaware

Federated Publications, Inc.	Delaware

Gannett GP Media, Inc.	Delaware

Gannett International Communications, Inc.	Delaware

Gannett Media Services, LLC	Delaware

Gannett MHC Media Inc.	Delaware

Gannett Missouri Publishing, Inc.	Kansas

Gannett Publishing Services, LLC	Delaware

Gannett Retail Advertising Group, Inc.	Delaware

Gannett River States Publishing Corporation	Arkansas

Gannett Satellite Information Network, LLC	Delaware

Gannett Supply Corporation	Delaware

Gannett UK Media, LLC	Delaware

Gannett Vermont Insurance, Inc.	Vermont

Gannett Vermont Publishing, Inc.	Delaware

GCCC, LLC	Delaware

GCOE LLC	Delaware

GFHC, LLC	Delaware

GNSS, LLC	Delaware

Guam Publications, Incorporated	Hawaii

Indiana Newspapers, LLC	Indiana

Multimedia, Inc.	South Carolina

Phoenix Newspapers, Inc.	Arizona

Press-Citizen Company, Inc.	Iowa

Reno Newspapers, Inc.	Nevada

Salinas Newspapers, LLC	California

Schedule Star, LLC	Delaware

Sedona Publishing Company, Inc.	Arizona

Texas-New Mexico Newspapers Partnership	Delaware

The Advertiser Company	Alabama

The Courier Journal, Inc.	Delaware

The Desert Sun Publishing Company	California

The Sun Company of San Bernardino California LLC	California

The Times Herald Company	Michigan

The York Newspaper Company	Pennsylvania

TNI Partners	Arizona

USA Today Sports Media Group, LLC	Delaware

U.S. Presswire, LLC	Delaware

Visalia Newspapers, LLC	California

X.com	Delaware

York Daily Record-York Sunday News LLC	Delaware

York Dispatch LLC	Delaware

York Newspaper Holdings, LLC	Delaware

York Newspaper Holdings, L.P.	Delaware

York Partnership Holdings, LLC	Delaware